SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): April 28, 2003





                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)


               New York                1-3247                    16-0393470
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(State or other jurisdiction         (Commission               (I.R.S. Employer
        of Incorporation)            File Number)            Identification No.)



 One Riverfront Plaza, Corning, New York                                 14831
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 (Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code     (607) 974-9000
                                                    ---------------------------

                                      N/A
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         (Former name or former address, if changed since last report.)




                                Page 1 of 4 Pages
                             Exhibit Index on Page 4

                                       -2-
Item 5. Other Events and Regulation FD.
        ------------------------------

On April 28, 2003, Corning Incorporated announced a public offering of 50 million shares of its common stock at a price of $5.43 per share. The press release relating to this announcement is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, ProForma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (c)  Exhibits.

          99.1. Press Release dated April 28, 2003.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2003


                                             CORNING INCORPORATED


                                             By:      /s/ Katherine A. Asbeck
                                                 ------------------------------
                                             Katherine A. Asbeck
                                             Senior Vice President & Controller

                                INDEX TO EXHIBITS

(c)      Exhibits

99.1     Press Release dated April 28, 2003

FOR IMMEDIATE RELEASE -- APRIL 28, 2003



Media Relations Contact:                        Investor Relations Contact:
Daniel F. Collins                               Kenneth C. Sofio
(607) 974-4197                                  (607) 974-7705
collinsdf@corning.com                           sofiokc@corning.com




                     Corning Announces Common Stock Offering

Proceeds to be used to reduce debt


     CORNING, N.Y.-- Corning Incorporated (NYSE:GLW) today announced a public offering of 50 million shares of its common stock at a price of $5.43 per share, under the company's existing $5 billion universal shelf registration statement. Goldman, Sachs & Co. is the sole underwriter for this offering.

The net proceeds from this offering will be used to reduce debt through open market repurchases, public tender offers or other methods. Corning will invest the net proceeds in short-term, interest bearing, investment grade obligations until they are applied as previously described.

James B. Flaws, vice chairman and chief financial officer, said, "Over the past 15 months we have reduced the company's debt by $1.1 billion as part of our focus on protecting the company's financial health. We expect to use the proceeds from this offering, combined with existing cash, to further reduce debt."

The shares represent new financing by Corning. This offering is made by means of a prospectus supplement to a prospectus that is part of Corning's universal shelf registration statement previously filed with the SEC. For a copy of the prospectus and prospectus supplement relating to this offering, contact:
Goldman, Sachs & Co., 85 Broad Street, New York, N.Y. 10004.


                                     (more)

Corning Announces Common Stock Offering
Page Two


This release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Corning  Incorporated

Established in 1851, Corning Incorporated creates leading-edge technologies that offer growth opportunities in markets that fuel the world's economy. Corning manufactures optical fiber, cable and photonic products in its Telecommunications segment. Corning's Technologies segment manufactures high-performance display glass, and products for the environmental, life sciences, and semiconductor markets.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic conditions; currency exchange rates; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the telecommunications industry and other business segments; the mix of sales between premium and non-premium products; possible disruption in commercial activities due to terrorist activity and armed conflict; ability to obtain financing and capital on commercially reasonable terms; acquisition and divestiture activities; the level of excess or obsolete inventory; the ability to enforce patents; product and components performance issues; and litigation. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

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